UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039
(Address of Principal Executive Offices)

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On March 10, 2015, March 23, 2015 and March 24, 2015, SilverSun Technologies (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”) providing for the issuance and sale by the Company (the “Offering”) of  an aggregate of 363,490 shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase an aggregate of 181,745 shares of Common Stock (the “Warrant Shares”), for an aggregate purchase price of $1,543,015.  Each Warrant to purchase one share of Common Stock has an exercise price of $5.30 per share.. Each Warrant shall be exercisable for a period of five (5) years from the date of issuance.

The Company received net proceeds from the Offering of approximately $950,000. The net proceeds received by the Company from the Offering will be used for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters and capital expenditures, and acquisitions.

The Company conducted the Offering pursuant to a registration statement on Form S-1 (File No. 333-200726), as amended (the “Registration Statement”) which was declared effective by the Securities and Exchange Commission on March 3, 2015, having a proposed maximum aggregate offering price of $2,000,000. The Company filed a final prospectus on March 5, 2015 (the “Supplement”) disclosing the final terms of the Offering.

In connection with the Offering, on March 4, 2015, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Alexander Capital, L.P. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the Company’s lead placement agent for the Offering and sale of the Shares and Warrants.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the securities being offered in the Offering.  In connection with the successful completion of the Offering, the Placement Agent received an aggregate cash placement agent fee equal to 7% of the gross proceeds of the sale of the Shares and Warrants in the Offering.  The Placement Agent also received a warrant to purchase 19,654 shares of Common Stock at an exercise price of $5.088 per share, exercisable between the first (1st) and fifth (5th) anniversary dates of the effective date of the Registration Statement (the “Placement Agent Warrant”).  We have also agreed to reimburse the Placement Agent for actual expenses up to a maximum not to exceed $125,000 or 3.125% of gross proceeds from the transaction. We also granted the Placement Agent a right of first refusal to participate in any subsequent offering or placement of our securities that takes place within twelve (12) months following the effective date of the Registration Statement.

The forms of the Placement Agency Agreement, the Warrant, the Placement Agent Warrant, and the Subscription Agreement are filed hereto as Exhibits 4.1, 4.2, 10.1 and 10.2 respectively, to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Form of Placement Agency Agreement. (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 27, 2015).
4.2	Form of Warrant. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 18, 2015).
10.1	Form of Placement Agent Warrant. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 5, 2015).
10.2	Form of Subscription Agreement. (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on February 18, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: March 27, 2015	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer